UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 10, 2015, Valero Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of $600,000,000 aggregate principal amount of its 3.65% Senior Notes due 2025 and $650,000,000 aggregate principal amount of its 4.90% Senior Notes due 2045 (collectively, the “Notes”). The Notes are to be issued under an Indenture dated March 10, 2015 between the Company and U.S. Bank National Association, as Trustee. Closing of the issuance and sale of the Notes is scheduled for March 13, 2015.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Registration No. 333-202635) of the Company, and was made pursuant to the prospectus dated March 10, 2015, as supplemented by the prospectus supplement dated March 10, 2015 (collectively, the “Prospectus”).

The description of the Notes and the Indenture are set forth in the Prospectus and are incorporated herein by reference. The Underwriting Agreement, the Indenture, the terms of the Notes and the form of Notes have been filed or incorporated by reference as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated March 10, 2015 among the Company and Citigroup Global Markets Inc., Barclays Capital Inc., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture dated March 10, 2015 among the Company and U.S. Bank National Association, as trustee - incorporated by reference to Exhibit 4.1 to Valero’s Registration Statement on Form S-3 (SEC File No. 333-202635) filed March 10, 2015.

4.2	Terms of the 3.65% Senior Notes due 2025 and 4.90% Senior Notes due 2045.

4.3	Form of Notes (included in Exhibit 4.2 above).

5.1	Opinion of Jay D. Browning, Esq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 13, 2015	By:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel